SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2015, the Board of Directors of Waste Management, Inc. elected Kathleen M. Mazzarella as a member of the Board. Additionally, Ms. Mazzarella was appointed to the Management Development & Compensation Committee and the Nominating & Governance Committee of the Board of Directors.

Ms. Mazzarella, age 55, is currently President, Chief Executive Officer and Chairman of the Board of Directors of Graybar Electric Company, Inc., a leading distributor of electrical, communications and data networking products, provider of related supply chain management and logistics services and one of the largest employee-owned companies in North America. Ms. Mazzarella has served as President and Chief Executive Officer of Graybar since June 2012 and became Chairman of the Board in January 2013. Ms. Mazzarella has previously served Graybar in numerous roles since 1980, most recently as Executive Vice President and Chief Operating Officer from 2010 until promotion to her current position in 2012.

Ms. Mazzarella also currently serves on the board of the Federal Reserve Bank of St. Louis, St. Louis Regional Chamber, United Way of Greater St. Louis, Civic Progress, the Saint Louis Club and the NAW Institute.

A copy of the news release relating to this disclosure is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	News release dated October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: October 1, 2015	By:	/s/ Barry H. Caldwell
Barry H. Caldwell
SVP, Corporate Affairs & Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	News release dated October 1, 2015

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